We consent to the use in this Registration Statement on Form S-4 of our report dated June 23, 2001, relating to the financial statements of NoMatterWare, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.




(Signed) Grant Thornton LLP

Chartered Accountants


Calgary, Alberta, Canada
August 14, 2001





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We consent to the use in this  Registration  Statement on Form S-4 of our report dated April 6, 2001, relating to the financial statements of Cactus Spina, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.




(Signed) Grant Thornton LLP

Chartered Accountants


Calgary, Alberta, Canada
August 14, 2001